                                                                    Exhibit 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this Amendment No. 3 to registration statement on Form S-4 (File No. 333-54035) of our report (Coopers & Lybrand L.L.P. as predecessor to PricewaterhouseCoopers LLP) dated October 29, 1997 (except for Notes 2 and 3 as to which the dates are April 20, 1998 and March 20, 1998, respectively), on our audits of the consolidated financial statements of MTS Incorporated and subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ PricewaterhouseCoopers LLP


Sacramento, California
August 24, 1998